NEWS RELEASE for February 28, 2012

BIOLASE ANNOUNCES AGREEMENT WITH HENRY SCHEIN FOR THE PURCHASE OF THE REMAINING INVENTORY OF
HARD-TISSUE LASERS,
THE WATERLASE MD™ TURBO

Schein to Release All Liens on BIOLASE Assets, upon Closing, as All Obligations of Repayment of
Advanced Purchases have been Entirely Fulfilled

IRVINE, CA (February 28, 2012) — BIOLASE Technology, Inc. (NASDAQ:BLTI), the World’s leading dental laser manufacturer and distributor, today announced that it has entered into an agreement with Henry Schein, Inc. (NASDAQ:HSIC), subject to customary conditions to closing, for BIOLASE to purchase, for an undisclosed price, approximately 180 Waterlase MD™ Turbo laser systems, the remaining inventory of such lasers held by Schein. The Waterlase MD Turbo, first launched in 2006, has been as of today the most successful hard- and all-tissue laser in the history of dental lasers. The repurchased equipment is expected to be used as a source of parts to service the large installed base of approximately 6,500 Waterlase MD Turbo laser systems.

Schein will continue selling the top of the line BIOLASE iLase™ handheld laser system, launched in 2010, and will retain the non-exclusive right to be a dealer of BIOLASE products in the U.S. on the same prevailing terms and conditions of other strictly selected dealers.

Federico Pignatelli, Chairman and CEO of BIOLASE, commented, “This transaction is an advantageous one for both parties. For BIOLASE, it removes remaining inventory from the market channel while allowing BIOLASE to service with existing parts the large installed base of Waterlase MD Turbo laser systems. The repurchase also allows Schein to direct their resources in marketing the more recent technologically advanced laser products, such as the BIOLASE iLase laser system. We are looking forward to a positive and constructive relationship with Schein as a non-exclusive distributor in the U.S.”

About BIOLASE Technology, Inc.
BIOLASE Technology, Inc., the World’s leading Dental Laser Company, is a medical technology company that develops, manufactures and markets dental lasers and also distributes and markets dental imaging equipment, products that are focused on technologies that advance the practice of dentistry and medicine.  The Company’s laser products incorporate 284 patented and patent pending technologies designed to provide clinically superior performance with less pain and faster recovery times.  Its imaging products provide cutting-edge technology at competitive prices to deliver the best results for dentists and patients.  BIOLASE’s principal products are dental laser systems that perform a broad range of dental procedures, including cosmetic and complex surgical applications, and a full line of dental imaging equipment.  BIOLASE has sold more than 19,000 lasers among 16,000 customers. Other products under development address ophthalmology and other medical and consumer markets.

For updates and information on laser and Waterlase dentistry, find BIOLASE at http://www.biolase.com, Twitter at http://twitter.com/GoWaterlase, and YouTube at http://www.youtube.com/user/Rossca08.

This press release may contain forward-looking statements within the meaning of safe harbor provided by the Securities Reform Act of 1995 that are based on the current expectations and estimates by BIOLASE management. These forward-looking statements can be identified through the use of words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” and variations of these words or similar expressions.  Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks, uncertainties and other factors which may cause the Company’s actual results to differ materially from the statements contained herein, and are described in the Company’s reports it files with the Securities and Exchange Commission, including its annual and quarterly reports. No undue reliance should be placed on forward-looking statements. Such information is subject to change, and BIOLASE undertakes no obligation to update such statements.

For further information, please contact: Jill Bertotti, of Allen & Caron, +1-949-474-4300.

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